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ENVIRONMENTAL REGULATIONS AND RELATED LIABILITIES.

    We are subject to federal, state and local environmental laws and regulations concerning, among other things, wastewater, air emissions, toxic use reduction and hazardous materials disposal. We conduct our operations at industrial sites where hazardous materials have been managed for many years, including periods before careful management of these materials was required or generally believed to be necessary. Consequently, we are subject to various environmental laws that impose compliance obligations and can create liability for historical releases of hazardous substances. Environmental legislation and regulations and related administrative policies have changed rapidly in recent years. It is likely that we will be subject to increasingly stringent environmental standards in the

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future (including those under the Clean Air Act Amendments of 1990, the Clean
Water Act Amendments of 1990, stormwater permit program and toxic use reduction programs) and that we will be required to make additional expenditures, which could be significant, relating to environmental matters on an ongoing basis. We own properties or conduct or have conducted operations at properties, including properties acquired in recent acquisitions, which have been contaminated with hazardous substances and for which further investigation and remediation is likely to be necessary.

    Our financial statements include reserves for future costs arising from environmental issues relating to these properties and our operations. Our actual future expenditures, however, for installation of and improvements to environmental control facilities, remediation of environmental conditions at our properties and other similar matters cannot be conclusively determined. At December 26, 1999, we had accrued aggregate environmental reserves of $38.9 million, which included reserves for Wyman-Gordon environmental matters, as well as our other subsidiaries. Although we have recorded these reserves for environmental matters, we cannot assure you that these reserves are adequate to cover the cost of remedial measures that may eventually be required by environmental authorities with respect to known environmental matters or related liabilities and the cost of claims that may be asserted by such authorities or private parties in the future with respect to matters about which we are not yet aware. Accordingly, the costs of environmental claims may exceed the amounts reserved.

    Our environmental reserves of $38.9 million at December 26, 1999 include approximately $29.9 million of reserves accrued by Wyman-Gordon for cleanup expenses and other costs associated with environmental issues. These reserves include amounts for expected cleanup expenses for Wyman-Gordon's Worcester, Massachusetts, facility which is substantially closed and is expected to be sold, remediation projects at Wyman-Gordon's facilities in Houston, Texas, North Grafton/Millbury, Massachusetts, Groton, Connecticut and Buffalo, New York, and various Superfund sites. We cannot assure you that the actual costs of remediation for Wyman-Gordon's environmental liabilities will not exceed the amount presently accrued. The following paragraphs discuss the more significant matters for which we have established reserves.

    Pursuant to an agreement between Wyman-Gordon and the U.S. Air Force in connection with Wyman-Gordon's acquisition of the North Grafton facility in 1982, Wyman-Gordon agreed to make expenditures totaling $20.8 million for environmental management and remediation at that site, of which $3.3 million remained as of May 31, 1999. Approximately one-half of the remaining Air Force projects are capital in nature. These expenditures will not resolve all of Wyman-Gordon's obligations to federal and state regulatory authorities, who are not parties to the agreement. We expect to incur an additional amount to comply with federal and state environmental requirements in connection with the investigation and remediation of contamination at the North Grafton facility. The North Grafton site is located in an area where regional groundwater has been impacted with a number of contaminants, including chlorinated solvents. The Massachusetts Department of Environmental Protection ("MADEP") also has asked Wyman-Gordon to investigate contamination in a brook and pond near the facility. Pursuant to a license from the Atomic Energy Commission, Wyman Gordon disposed of magnesium thorium alloys, which are low-level radioactive waste, at the North Grafton facility. At some point, further controls or remediation may be necessary with respect to these wastes.

    Wyman Gordon's Houston facility has used onsite landfills for the disposal of various industrial wastes. It also operates a system of wastewater management lagoons. As a result of onsite waste management and historic operations of the facility, contamination has occurred in the soil and groundwater. We anticipate substantial expenditures for remediation of contamination at the Houston facility.

    In 1998, we purchased Sterom, S.A., from the Romanian government. As part of this acquisition, we committed to invest up to $3.6 million over five years to investigate and cleanup contamination at the Sterom facility and to improve environmental controls at the facility. We obtained a purchase price adjustment to fund a substantial portion of these commitments.

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    Carmet Company is investigating the extent of chlorinated solvents contamination discovered in the soil and groundwater at its plant in Bad Axe, Michigan. Whether or not remediation will be necessary is not yet determined, and Carmet may have defenses to liability for the contamination. We have asserted an indemnity claim against the former shareholders of Carmet for recovery from an escrow account of all or a portion of the costs associated with this and certain other environmental matters. The former shareholders have disputed this indemnity claim and the claim is unresolved.

    In 1989, the Oregon Health Division (OHD) alleged that our facility in Portland, Oregon, discharged low level radioactive material to the Portland city sewer in violation of our radioactive materials license. The City of Portland also has alleged that the discharges violated our wastewater discharge permit. Although we contested the alleged violations, we undertook extensive cleaning of portions of the sewer system under a consent agreement with the City and OHD. The extent to which other investigation or remedial work may be necessary, however, is unknown.

    On January 10, 2000, the State of Connecticut filed a complaint against Wyman-Gordon Investment Casting, Inc. in the Superior Court Judicial District of Hartford, Connecticut. The complaint alleges various violations by the Wyman-Gordon's Groton, Connecticut, facility of its wastewater discharge permit during the years 1995 through 1998. The complaint does not allege any violations after 1998 or that any of the violations are ongoing. The state has indicated that it will propose a civil penalty of $200,000.

    We, together with numerous other parties, have been named a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for the cleanup of the following Superfund sites:
Salco Disposal Site, Monroe, Michigan; Operating Industries, Monterey Park, California; PSC Resources, Palmer, Massachusetts; Pasco County Landfill, Pasco, Washington (for which our insurers have been paying defense costs); the Western Processing Site, Kent, Washington; and the Gemme/Fournier site, Leicester, Massachusetts (for which Wyman Gordon's insurers have been paying defense costs). We have asserted indemnity and insurance claims for some of these sites and expects to recover some portion of its losses for these sites. Except for sites for which its insurer has acknowledged responsibility, we have not recorded an asset for potential recoveries.

    We or our subsidiaries also have potential liability associated with former facilities. The Environmental Protection Agency has asserted a claim against Wyman-Gordon for remedial action the agency has conducted at the former Wyman-Gordon facility in Harvey, Illinois; EPA has proposed settlement of this claim for $300,000. The current owner of a former Arwood facility in Rockleigh, New Jersey has asserted claims for contamination at that property; Wyman-Gordon is entitled to indemnity of one half the amount of this claim from an escrow account established by Arwood Corporation from which Wyman-Gordon acquired certain operations. In 1999, PCC Specialty Products, Inc. sold its former Merriman facility in Hingham, Massachusetts. PCC Specialty Products, Inc. made commitments to the new owner and the MADEP to undertake certain remedial action with respect to contamination at this facility. In February, 2000, PCC Flow Technologies, Inc. sold its Penberthy operations in Prophetstown, Illinois. During the course of the transaction, Penberthy, Inc. discovered contamination in the soil and groundwater. PCC Flow Technologies, Inc. is obligated to the landlord and the new owner of the Penberthy business to undertake certain investigation and remedial action at this former facility. We or our subsidiaries also have potential liability for contamination at other former facilities where we do not believe our liability will be material.

    We have recorded reserves for each of the environmental matters described above, as well as other less significant matters. Nevertheless, we cannot assure you that these reserves are adequate to cover the cost of remedial measures that may eventually be required by environmental authorities with respect to known environmental matters or related liabilities and the cost of claims that may be asserted by such authorities or private parties in the future with respect to matters about which we are not yet aware. Accordingly, the costs of environmental claims may exceed the amounts reserved.

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    Wyman-Gordon has notified its insurer of potential liabilities at its
Grafton and Worcester facilities and has asserted that it is entitled to recover its costs under various historic insurance policies. We also have notified our insurers of potential liabilities associated with the PCC Structurals facility in Portland, Oregon. Although we believe we are entitled to coverage for a substantial portion of our remediation costs at these sites, we do not yet know whether or to what extent our insurer will contest the claims.